                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


        NAME                                       STATE OF INCORPORATION
DVI Receivables VIII, L.L.C.                              Delaware
DVI Receivables X, L.L.C.                                 Delaware
DVI Receivables XI, L.L.C.                                Delaware
DVI Receivables XII, L.L.C.                               Delaware
DVI Receivables XIV, L.L.C.                               Delaware
DVI Receivables XVI, L.L.C.                               Delaware
DVI Receivables XVII, L.L.C.                              Delaware


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